Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report on Form 10-Q of NorthWest Indiana Bancorp (the “Company”) for the quarterly period ended June 30, 2009, as filed with the Securities and Exchange Commission (the “Report”), each of David A. Bochnowski, Chairman of the Board and Chief Executive Officer of the Company, and Robert T. Lowry, Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2009	/s/ David A. Bochnowski
David A. Bochnowski
Chairman of the Board and Chief Executive Officer

/s/ Robert T. Lowry
Robert T. Lowry
Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NorthWest Indiana Bancorp and will be retained by NorthWest Indiana Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

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